040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110849292-58
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/01/2011 9:59 AM
	Entity Number E0642462011-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: A BENBOW HOLDING INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ________ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

CHARLES SMITH
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
4790 CAUGHLIN PKWY #387	RENO	Nevada	89519

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 10000000 Par value per share: $ 0.01 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) YU CHIEN YANG
Name

Street Address	City	State	Zip Code
4790 CAUGHLIN PKWY #387	RENO	NV	89519

2) ________
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions) *The purpose of the corporation shall be:*

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

CHARLES SMITH (Name) X CHARLES SMITH (Incorporator Signature)

Address	City	State	Zip Code
4790 CAUGHLIN PKWY #387	RENO	NV	89519

7. Certificate of Acceptance of Appointment of Registered Agent: *I hereby accept appointment as Registered Agent for the above named Entity.*

X CHARLES SMITH
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

12/1/2011
Date

This form must be accompanied by appropriate fees.